EXHIBIT 99.1

ADT Inc. Announces Tender Offers for Up to an Aggregate of $300 Million Outstanding
6.250% Second-Priority Senior Secured Notes due 2028 and 4.875% First-Priority Senior
Secured Notes due 2032
BOCA RATON, Fla., Dec. 04, 2020 (GLOBE NEWSWIRE) – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security, automation, and smart home solutions serving consumer and business customers in the United States, today announced that Prime Security Services Borrower, LLC, Prime Finance Inc. and The ADT Security Corporation (the “Offerors”), each a wholly-owned subsidiary of ADT, have commenced tender offers to purchase (the “Tender Offers”) up to $300 million aggregate principal amount (the “Aggregate Offer Limit”) of their outstanding 6.250% Second-Priority Senior Secured Notes due 2028 (the “2028 Notes”) and 4.875% First-Priority Senior Secured Notes due 2032 (the “2032 Notes” and together with the 2028 Notes, the “Notes”). ADT will fund the Offers with cash on hand.  In September 2020, ADT received $450 million of gross proceeds from an equity investment in the Company by Google, and has stated its intention to use these proceeds to reduce debt and fund growth investments in 2020 and beyond.
Subject to the Aggregate Offer Limit and proration, the Notes accepted for payment on the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as the case may be, will be accepted in accordance with their order of priority (the “Acceptance Priority Level”) as set forth in the table below (with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level).  Subject to the Aggregate Offer Limit and proration, all Notes tendered at or before the Early Tender Time having a higher Acceptance Priority Level will be accepted before any Notes tendered at or before the Early Tender Time having a lower Acceptance Priority Level are accepted, and all Notes validly tendered after the Early Tender Time having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Time having a lower Acceptance Priority Level are accepted in the Tender Offers.  However, if the Tender Offers are not fully subscribed as of the Early Tender Time, subject to the Aggregate Offer Limit, Notes tendered at or before the Early Tender Time will be accepted for purchase in priority to other Notes tendered after the Early Tender Time, even if such Notes tendered after the Early Tender Time have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Time.

Notes	CUSIP Number(s)	Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration	Early Tender Payment	Total Consideration
6.250% Second-Priority Senior Secured Notes due 2028	74166M AE6, US74166MAE66, U7415P AF2 and USU7415PAF28	$1,300,000,000	1	$1,042.50	$30.00	$1,072.50
4.875% First-Priority Senior Secured Notes due 2032	74166N AA2, US74166NAA28, U7415Q AA1 and USU7415QAA14	$728,016,000	2	$1,035.00	$30.00	$1,065.00
The consideration for Notes validly tendered prior to 5:00 p.m., New York City time, on December 17, 2020 (the “Early Tender Time”), and not validly withdrawn prior to the Early Tender Time, will be (a) $1,072.50 for each $1,000 principal amount of 2028 Notes, which includes an early tender payment of $30.00 per $1,000 principal amount of 2028 Notes so tendered, and (b) $1,065.00 for each $1,000 principal amount of 2032 Notes, which includes an early tender payment of $30.00 per $1,000 principal amount of 2032 Notes so tendered.  The consideration for 2028 Notes validly tendered after the Early Tender Time but prior to 11:59 p.m., New York City time, January 4, 2021 (the “Expiration Time”), will be (a) $1,042.50 for each $1,000 principal amount of 2028 Notes and (b) $1,035.00 for each $1,000 principal amount of 2032 Notes.
The early settlement date for all Notes that are validly tendered at or prior to the Early Tender Time and not validly withdrawn prior to 5:00 p.m., New York City time, on December 17, 2020 (the “Withdrawal Deadline”), and accepted by the Offerors for purchase in the Tender Offers, will be promptly after the Early Tender Time and is expected to be on or about December 18, 2020 (the “Early Settlement Date”).  The final settlement date for all Notes that are validly tendered after the Early Tender Time but at or prior to the Expiration Time, and accepted by the Offerors for purchase in the Tender Offers, will be promptly after the Expiration Time and is expected to be on or about January 5, 2021 (the “Final Settlement Date”).

Tenders of the Notes may be withdrawn at any time prior to the Withdrawal Deadline but not thereafter, except to the extent the Offerors, as they determine necessary or to the extent required by law, provide additional withdrawal rights.

The Offerors reserve the right to (i) extend, withdraw or terminate any of the Tender Offers at any time and from time to time, (ii) waive any and all conditions to any of the Tender Offers or (iii) otherwise amend any of the Tender Offers in any respect. Each Tender Offer is a separate tender offer to purchase the applicable Notes for cash, and each Tender Offer may be individually amended, extended or terminated.

The terms and conditions of the Tender Offers are described in an Offer to Purchase, dated December 4, 2020 (the “Offer to Purchase”), which will be distributed to all holders of the Notes.

BNP Paribas Securities Corp. is acting as dealer manager for the Tender Offers.  Questions regarding the terms of the Tender Offers may be directed to BNP Paribas Securities Corp. at (212) 841-3059, (888) 210-4358 or e-mail at dl.us.liability.management@us.bnpparibas.com.  D.F. King & Co., Inc. is acting as the tender and information agent for the Tender Offers.  Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks), (866) 796-3328 (for all others) or e-mail at adt@dfking.com.

Nothing in this press release should be construed as an offer to purchase any Notes, as the Tender Offers are being made only to the recipients of the Offer to Purchase, upon the terms and subject to the conditions set forth therein.

About ADT

ADT is a leading provider of security, automation, and smart home solutions serving consumer and business customers through more than 300 locations, 9 owned and operated monitoring centers, and the largest network of security professionals in the United States.  The company offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers.  For more information, please visit www.adt.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

Forward-Looking Statements

This press release, and other reports, filings, and other public written and verbal announcements contain certain information that may constitute “forward-looking statements” and therefore are subject to risks and uncertainties. All statements contained in this press release that are not clearly historical in nature, including statements regarding anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, our strategic partnership and ongoing relationship with Google LLC (“Google”), the expected timing of product commercialization with Google or any changes thereto, the successful internal development, commercialization and timing of our next generation platform and other matters are forward-looking. Any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,”

“propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.  Forward-looking information involves risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements, including without limitation, the risks and uncertainties disclosed or referenced in ADT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this press release that looks toward future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
ADT Investor Relations:
Derek Fiebig
derekfiebig@adt.com

ADT Media
Paul Wiseman
paulwiseman@adt.com